Exhibit 3.24

MEMBER’S AGREEMENT

(As Amended as of October 1, 2002)

THIS MEMBER’S AGREEMENT (this “Agreement”) of Oshkosh Truck Corporation, the undersigned sole member (the “Member”) of Kewaunee Fabrications, L.L.C., a Wisconsin limited liability company (the “Company”), is effective as to the Member as of October 1, 2002.

RECITALS

The Member has caused the formation of the Company by having an organizer file with the Wisconsin Department of Financial Institutions Articles of Organization, a copy of which is attached to this Agreement and incorporated by this reference, as provided in the Wisconsin Limited Liability Company Law (the “WLLCL”); and

The Member affirms its membership in the Company, acknowledges its contributions as set forth in the Assignment and Assumption Agreement attached to this Agreement as Exhibit A, and assents to the operation of the Company under the WLLCL.

NOW, THEREFORE, the undersigned agrees as follows:

Section 1.  Purpose.  The Company was formed for the purpose of engineering, fabricating and manufacturing component parts for specialty motor vehicles, including fire fighting aerial devices for fire apparatus.

Section 2.  Member Contribution.  The Member has contributed the assets and the Company has assumed the liabilities set forth in the Assignment and Assumption Agreement, attached to this Agreement as Exhibit A. The Member has not agreed to make any additional contributions to the Company.

Section 3.  Assignment of Membership Interest.  The Member may assign all or any part of its membership interest in the Company upon such terms and conditions as the Member and its assignee shall agree in writing. A person to whom the Member assigns all or any part of its membership interest in the Company in accordance with the preceding sentence shall be automatically admitted as a member of the Company without any further action by the Member, the assignee, or the Company. The assignment by the Member of all or any part of its membership interest shall not cause a dissolution of the Company.

Section 4.  Company Dissolution.  The Company is to be dissolved and its business wound up as provided in the WLLCL, except as otherwise provided in this Agreement.

Section 5.  Manager Management.  The provisions of the WLLCL relating to a limited liability company the management of which has been vested in a manager shall apply to the operations and management of the Company. The Board of Directors of the Company shall act as the Manager of the Company.

Section 6.  Board of Directors.

(a)           Tenure and Qualifications.  The number of directors of the Company shall be not less than two (2) nor more than seven (7). Each director shall hold office until the Member appoints the director’s successor, or until the director’s death, resignation, or removal by the Member for any reason or for no reason. If a position on the Board of Directors is vacant through death, resignation, or removal, the Member shall appoint a replacement director at its convenience.

(b)           Meetings.  Meetings of the Board of Directors may be called by or at the request of the president, secretary, or any director. The person calling a Board of Directors meeting may fix any time or place for holding the meeting.

(c)           Notice.  Notice of any meeting shall be given at least 48 hours before the meeting by oral notice, by written notice delivered personally or sent via certified mail to each director at the director’s last known address, or by fax. If mailed, the notice shall be deemed to be delivered three days after being deposited in the United States mail so addressed, with postage prepaid. If notice is given by fax, the notice shall be deemed to be delivered when confirmation of receipt is printed out on the sending fax machine. Whenever any notice is required to be given to any director of the Company, a waiver of notice in writing, signed at any time, whether before or after the time of meeting, by the director entitled to the notice, shall be deemed equivalent to the giving of notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting except when a director attends a meeting and objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any Board of Directors meeting need be specified in the notice or waiver of notice of the meeting.

(d)           Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Even though less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

(e)           Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law.

(f)            Compensation.  The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Company as directors, officers, or otherwise.

(g)           Action by Consent of the Board of Directors.  Any action required to be taken at a Board of Directors meeting, or any other action that may be taken at a Board of Directors meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter of the consent.

Section 7.  Officers.

(a)           Principal Officers.  The principal officers of the Company shall be a chairman and chief executive officer, a president, one or more vice-presidents, a secretary, and a chief financial officer/treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

(b)           Election and Term of Office.  The officers of the Company shall be elected annually by the Board of Directors. If the election of officers shall not be held at such a meeting, the election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been qualified or until the officer’s death, resignation, or removal in the manner provided in Section 7(c), below.

(c)           Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the Company’s best interests will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

(d)           Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

(e)           Chairman and Chief Executive Officer.  The chairman and chief executive officer shall be the Company’s principal executive officer and, subject to the control of the Board of Directors, shall in general supervise and control all of the Company’s business and affairs. When present, he shall preside at all Board of Directors meetings. He may sign deeds, mortgages, bonds, contracts, or other instruments that are necessary or proper to be executed in the course of the Company’s regular business or that the Board of Directors has authorized to be executed, except as cases in which (1) the execution of the documents or instruments shall be expressly delegated by the Board of Directors to some other officer or agent of the Company, or (2) the law requires the documents or instruments to be executed in a different manner. Except as otherwise provided by the Board of Directors, he may authorize any president, vice-president, or other officer or agent of the Company to execute such documents or instruments in the chairperson’s place. In general he shall perform all duties incident to the office of chairman and chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

(f)            President.  The president shall be the chief operating officer of the company. In the absence of the chairman and chief executive officer, the president shall preside at all meetings of the Board of Directors. In the absence of the chairman and chief executive officer or in the event of the his death or inability or refusal to act, the president shall perform the duties of the chairman and chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman and chief executive officer. The president may sign deeds, mortgages, bonds, contracts, or other instruments that are necessary or proper to be executed in the course of the company’s regular business or that the Board of Directors has authorized to be executed, except in cases in which (1) the execution of the documents or instruments shall be expressly delegated by the Board of Directors to some other officer or agent of the Company, or (2) the law requires the documents or instruments to be executed in a different manner. Except as otherwise provided by the Board of Directors, the president may authorize any vice-president or other officer or agent of the company to execute such documents or instruments in the president’s place. The president shall in general perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

(g)           Vice-President.  In the absence of the president, or in the event of the president’s death or inability to act, the vice-president, or if there shall be more than one, the vice-presidents, in the order determined by the Board of Directors, shall perform the president’s duties, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president or vice-presidents, as the case may be, shall perform such other duties and have such other powers as the Board of Directors or president may from time to time prescribe.

(h)           Secretary. The secretary shall:  (1) keep the minutes of the Board of Directors meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (3) be custodian of the Company’s records; (4) keep a register of the post office address of each Member; and (5) in general, perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to the secretary by the president or the Board of Directors.

(i)            Chief Financial Officer/Treasurer.  If required by the Board of Directors, the chief financial officer/treasurer shall give a bond for the faithful discharge of that officer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine. The chief financial officer/treasurer shall:  (1) have charge and custody of and be responsible for all funds and securities of the Company; (2) receive and give receipts for money due and payable to the Company from any source whatsoever, and deposit all such monies in the Company’s name in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of this Agreement; and (3) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the chief financial officer/treasurer by the president or the Board of Directors.

(j)            Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the Company.

Section 8.  Indemnification of Directors and Officers.

(a)           Liability of Directors and Officers.  No person shall be liable to the company for any loss or damage suffered by the Company on account of any action taken or omitted to be taken by the person as a director or officer of the Company (or as a director or officer of any other company, partnership, joint venture, trust, or other enterprise that the person serves as a director or officer at the request of the Company) that the person in good faith believed to be in or not opposed to the Company’s best interests, and with respect to any criminal action or proceeding, that the person had no reasonable cause to believe was unlawful. In addition, no director or officer of the Company shall be liable to the company for any loss or damage suffered by the Company on account of any action taken or omitted to be taken in reliance upon advice of counsel for the Company or upon statements made or information furnished by officers or employees of the company that the person had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which the person may be entitled as a matter of law.

(b)           Successful Defense.  The Company shall indemnify a person serving as a director or officer to the extent that the person has been successful on the merits or otherwise in the defense of a claim, action, dispute, or issue such that the person has no liability for all Expenses (as defined in Section 8(j), below) incurred in connection with the claim, action, dispute, or issue, if the person was a party due to the person’s role as a director or officer. Indemnification under this subsection (b) shall be made within 10 days of the Company’s receipt of a written demand for indemnification.

(c)           Other Cases.  In cases not included under subsection (b), above, the company shall indemnify any director or officer against Liability (as defined in section 8(j), below), and Expenses incurred by the person in connection with a claim, action, dispute, or issue, if the person was a party due to the person’s role as director or officer, unless it shall be concluded that the person breached or failed to perform a duty owed to the Company (using the procedure set out in Section 8(d), below) that constitutes:

(i)            A willful failure to deal fairly with the Company in connection with a matter in which the person has a material conflict of interest;

(ii)           A violation of criminal law, unless the person had reasonable cause to believe the person’s conduct was lawful or no reasonable cause to believe the conduct was unlawful;

(iii)          A transaction from which the person derived an improper personal profit; or

(iv)          Willful misconduct.

Indemnification required under this subsection (c) shall be made upon the last to occur of (1) 30 days from the Company’s receipt of a written demand for indemnification or (2) the determination set forth in Section 8(d), below.

(d)           Means of Determining Whether Indemnification is Required. Unless provided otherwise by a written agreement between the director or officer and the company, determination of whether indemnification is required under this Section 8 shall be made by the Board of Directors. If a director is seeking indemnification, the director shall not be entitled to vote unless all directors are seeking indemnification. If the Board of Directors determines that a person seeking indemnification under Section 8(c), above, is not entitled to indemnification by arbitration in Oshkosh, Wisconsin, by a single arbitrator mutually agreed to by the party seeking indemnification and the Company pursuant to the then obtaining rules of the American Arbitration Association. The cost of any such arbitration shall be borne by the prevailing party.

(e)           Effect of Termination of Proceeding. The termination of a claim, action, dispute, or issue by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section 8.

(f)            Request for Indemnification and Assignment of Claims Required.  To seek indemnification, the director or officer shall make a written request to the Company. As a further precondition to any right to receive indemnification, the writing shall contain a declaration that the company shall have the right to exercise all rights and remedies available to the director or officer against any other person arising out of, or related to, the claim, action, dispute, or issue that resulted in the Liability and expenses for which the director or officer seeks indemnification, and that the director or officer is deemed to have assigned to the Company all such rights and remedies.

(g)           Allowance of Expenses as Incurred.  Upon written request by the director or officer, the Company shall pay or reimburse the person’s Expense incurred as a party to a claim, action, dispute, or issue if the person provides the Company with all of the following;

(i)            A written affirmation of the person’s good faith belief that the person has not breached or failed to perform the person’s duties to the Company; and

(ii)           A written undertaking, executed personally or on the person’s behalf, to repay the allowance without interest to the extent that it is ultimately determined in accordance with Section 8(d), above, that indemnification under Section 8 is prohibited.

The undertaking under this subsection (g) shall be accepted without reference to the director’s or officer’s ability to repay the allowance. The undertaking shall be unsecured.

(h)           Insurance.  The company may purchase and maintain insurance on behalf of any person who is a director or officer against any Liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, regardless of whether the Company is required or authorized to indemnify or allow Expenses to a director or officer under this Section 8.

(i)            Severability.  If this Section 8 or any portion of this Section 8 is invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify the director or officer as to Liabilities and Expenses paid in settlement with respect to any claim, action, dispute, or issue to the full extent permitted by any applicable portion of this Section 8 that is not invalidated or by applicable law.

(j)            Definition of Expense and Liability.  “Expenses” means fees, costs, charges, disbursements, reasonable attorney fees, and any other reasonable expense incurred in connection with a proceeding giving rise to a request for indemnification. “Liability” means the obligation to pay any judgment, settlement, penalty, assessment, forfeiture, or fine whatsoever, including any excise tax assessed with respect to an employee benefit plan.

(k)           Continuation of Indemnification.  The indemnification provided by this Section 8 shall be the exclusive indemnification available from the Company to its directors and officers, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, successors, executors, and administrators of any such person.

Section 9.  Miscellaneous.  This Agreement shall be governed by the laws of the State of Wisconsin without giving effect to the principles of conflicts of laws and may only be amended in a writing signed by the Member.

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

OSHKOSH TRUCK CORPORATION

2307 Oregon Street, P.O. Box 2566

Oshkosh, Wisconsin  54903-2566

By:
Robert G. Bohn
Chairman, President and Chief Executive Officer